Exhibit 99.8

COMMUNITY ORDER FORM
PLEASE PRINT CLEARLY AND COMPLETE ALL
APPLICABLE SHADED AREAS
SEE REVERSE SIDE OF THIS FORM FOR
ADDITIONAL INSTRUCTIONS

Stock Information Center
42 East Lancaster Avenue, Suite B, Paoli, PA 19301
QUESTIONS? Call us, toll-free, at
(866) 790-MFSB (6372)
10:00 a.m. to 4:00 p.m., Monday through Friday,
except bank holidays

(1) Number of Shares	Price per Share	(2) Total Payment Due
	× $10.00 =	$.00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Instructions on Reverse Side.

For Internal Use Only

BATCH # _________ ORDER #_________ CATEGORY #___________

REC’D __________________________ O ___________ C ___________

ORDER DEADLINE & DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by _______, Eastern time, on __________, 2008. Stock Order Forms may be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. The Stock Information Center is located at Malvern Federal Savings Bank’s corporate office. You may NOT deliver this form to any Malvern Federal banking offices. Please read important instructions on the reverse side as you complete this form. Faxes or copies of this form are not required to be accepted.

(3)	Method of Payment –	(4) Method of Payment – Deposit Account Withdrawal
	Check or Money Order

The undersigned authorizes withdrawal from the Malvern Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available in the account(s) listed at the time this form is received. Malvern Federal Savings Bank’s IRA, Keogh and deposit accounts with check-writing privileges (checking and money market) may NOT be listed for direct withdrawal below.

	Enclosed is a personal check, bank check or money order made payable to Malvern Federal Bancorp, Inc. in the amount of:
		For Internal Use Only	Malvern Federal Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)
	$.00			$.00
				$.00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Malvern Federal Savings Bank line of credit checks may not be remitted as payment.				$.00
			Total Withdrawal Amount	$.00

(5)	Management and Employees
Check if you are a Director Officer Employee Immediate family member, as defined on the reverse side of this form.

(6)	Maximum Purchaser Identification

  Check here if you, individually or together with others (see Section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum   purchase  limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert

  Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or   by persons acting in concert with you.

Name(s) listed in Section 8 on other Stock Order Forms	Number of shares ordered

Name(s) listed in Section 8 on other Stock Order Forms	Number of shares ordered

(8)  Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone Number (important)

City (important)	State	Zip	County (important)	Evening Phone Number (important)

(9) Form of Stock Ownership				FOR BROKER USE ONLY:
Individual	Joint Tenants	Tenants in Common	Uniform Transfer to Minors Act
(for reporting SSN, use Minor’s)
Corporation/Partnership		Other __________________________________________		☐	IRA	SSN of Beneficial Owner: ______-______-______

(10)

Acknowledgment and Signature I understand that this Stock Order Form, with full payment and properly executed, must be received by Malvern Federal Bancorp, Inc. no later than _________, Eastern time, on ____________, 2008, otherwise, this Stock Order Form will be void. I agree that after receipt by Malvern Federal Bancorp, Inc., this Stock Order Form may not be modified or canceled without Malvern Federal Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Malvern Federal Mutual Holding Company, Malvern Federal Bancorp, Inc., Malvern Federal Savings Bank or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision’s Northeast Regional Office at (201) 413-1000. I further certify that, before purchasing the common stock of Malvern Federal Bancorp, Inc., I received the Supplemental Prsospectus dated April ___, 2008 and the Prospectus dated February 11, 2008.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Malvern Federal Bancorp, Inc. and describes, in the Risk Factors section beginning on page 16 of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

1.	Our Portfolio of Loans with a Higher Risk of Loss is Increasing.
2.	Higher Interest Rates Would Hurt Our Profitability.
3.	Changes in Market Rates of Interest Could Adversely Affect Our Equity.
4.	If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.
5.	The Loss of Senior Management Could Hurt Our Operations.
6.	Strong Competition Within Our Market Area Could Hurt Our Profits and Slow Growth.
7.	Our Loans are Concentrated to Borrowers in Our Market Area.
8.	Malvern Federal Mutual Holding Company Will Own a Majority of Our Outstanding Common Stock and Will Be Able to Control the Result of Most Matters Put to a Vote of Our Stockholders.

9.	Our Low Return on Equity May Cause Our Common Stock Price to Decline.
10.	Our Stock Value may Suffer from Anti-Takeover Provisions That May Impede Potential Takeovers That Management Opposes.
11.	Our Stock Value May Suffer From Federal Regulations Restricting Takeovers.
12.	Office of Thrift Supervision Policy on Remutualization Transactions Could Prohibit the Merger or an Acquisition of Us, Which May Lower Our Stock Price.
13.	Our Employee Stock Benefit Plans Will Increase Our Costs.
14.	Our Recognition and Retention Plan and Stock Option Plan May Be Dilutive.
15.	Our $10.00 Per Share Offer Price, which is Based on An

Independent Appraisal by RP Financial, May Not Be Indicative of the Market Price for Our Common Stock In the Future, Which May be Higher or Lower.
16.	Our Stock Price May Decline When Trading Commences.
17.	There May Be a Limited Market For Our Common Stock, Which May Adversely Affect Our Stock Price.
18.	We Intend to Remain Independent Which May Mean You Will Not Receive a Premium for Your Common Stock.
19.	Our Contribution to the Malvern Federal Charitable Foundation May or May Not Be Tax Deductible, Which Could Reduce Our Profits.
20.	Our Contribution to the Malvern Federal Charitable Foundation Will Reduce Our Profits for Fiscal Year 2008.

YOUR ORDER IS NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)
QUESTIONS? Call our Stock Information Center, toll-free, at (866) 790-MFSB (6372), Monday through Friday, from 10:00 a.m. to 4:00 p.m.,
Eastern time, except bank holidays.

Malvern Federal Bancorp, Inc.
Community Order Form Instructions

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a subscriber is 20,000 shares ($200,000). Further, no person, together with an associate or group of persons acting in concert, may purchase an aggregate of more than 40,000 shares ($400,000) of common stock, in all categories of the offering combined. In the Prospectus dated February 11, 2008, please see the Prospectus section entitled “The Reorganization and Offering – Limitations on Common Stock Purchases” for more specific information, including the definition of “associate” and “acting in concert.” By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Malvern Federal Bancorp, Inc. These will be cashed immediately upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be paid at Malvern Federal Savings Bank’s passbook rate until the offering is completed. You may not remit cash, a Malvern Federal Savings Bank line of credit check, a third party check or wire transfer for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Malvern Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable contractual deposit account rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Malvern Federal Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges (checking and money market). Submit a check instead. Additionally, you may not designate individual retirement or Keogh accounts for direct withdrawal. For guidance on using retirement funds for this purchase, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the __________, 2008 offering deadline.

Section (5) – Management and Employees. Check the appropriate box if you are a Malvern Federal Savings Bank or Malvern Federal Bancorp, Inc. director, officer, employee or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (6) – Maximum Purchaser Identification. Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Section 7, you may not have an opportunity to purchase more shares.

Section (7) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated February 11, 2008, please see the section entitled “The Reorganization and Offering – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Section (8) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (9) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes.

Buying Stock in a Self-Directed IRA – (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (10) – Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Supplemental Prospectus dated April ___, 2008 and the Prospectus dated February 11, 2008 carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by Malvern Federal Bancorp, Inc. by ___________, Eastern time, on __________, 2008. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). A postage-paid Order Reply Envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of this form.

QUESTIONS? Call our Stock Information Center, toll-free, at (866) 790-MFSB (6372), Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time, except bank holidays.